Vital Living, Inc.


                                   Proposal

                                Presented by

                                    Prima
                              Consulting Group

                               April 30, 2002

April 30, 2002

Brad Edson
2800 South Rural Road
Tempe, AZ 85282
Tel: (480) 784-6700
Fax: (480) 784-6766
bradedson@yahoo.com
                                CONFIDENTIAL





Dear Brad:

As promised, I am pleased to enclose a revised proposal for our firm to provide business development services for Vital Living, Inc. This new proposal replaces the previous proposal.

I look forward to working with you to make Vital Living a success.

Sincerely,



Demetri Argyropoulos
President/CEO


Enclosures

The Prima Process..


Define: clear, concise communication
From our first consultation, we ask the right questions. We take an in-depth look at your company, industry and competitive positioning. Then together, we define your objectives - both your immediate needs and long-term goals. Our dialogue maps out a strategic plan of action, which includes a project timeline, budget and scope.

Strategize: from every angle
After your objectives are outlined, we research various options and alternatives, considering strategic, operational and organization issues. We establish functional, technical and creative requirements. We analyze data, explore multiple outcomes and test theories by tapping our industry and technology specific resources.

Develop: innovative solutions
We report our findings, discuss possible alternatives and make recommendations. After we have reached a consensus, we formalize the implementation.

Implement: lasting, quantifiable improvements
We assist in the implementation of the final recommendation and bring the necessary elements together. We integrate the solution into your current operations and aid in the transition. We make sure you understand and utilize the services we have provided. We show you how to move forward and maximize your objectives.

Augment: on-going added value
After implementation, Prima continues to keep your interests foremost. We support our solutions with on-going consultation and opportunities. Our industry experts think big-picture and long-term. As technology advances, so do our solutions.

                             Vital Living, Inc.


                        Proposed Terms of Engagement





Advisor:            Prima Consulting Group, Inc.

Role:               Business development consulting

Resources:          3 Prima employees

Term:               One (1) month.

Compensation:       A.  A fee of $25,000 USD.

Stock Compensation: B.   Prima Consulting Group will receive a stock fee of:

                         50,000 Rule 144 VTLV shares

Expenses/Other:     None:

                                CONFIDENTIAL


April 30, 2002


Brad Edson
2800 South Rural Road
Tempe, AZ 85282
Tel: (480) 784-6700
Fax: (480) 784-6766
bradedson@yahoo.com

                        Re: Vital Living, Inc. (VTLV)
Dear Brad:

This will confirm our understanding that the Company has agreed to retain the services of Prima Consulting Group, Inc. ("Prima") to render advice and assistance to the Company with respect to investor relations and corporate planning.

Prima shall have the non-exclusive right for a period of 30 days or any extension thereof as provided for herein (the "Term") from the date this letter is signed by you to accomplish the services during that period and will use its best efforts to do so. Specifically, Prima's efforts will include:

  *Identifying and contacting prospective lenders/investors;
  *Assisting in the presentation of the Company to financing sources; *Assisting in partnership and strategic relationships as outlined previously.

For the services provided, the Company shall pay Prima $25,000 USD on the execution hereof.

The Term can be extended by mutual written consent on terms and conditions agreeable to both parties.

Prima will be responsible for out-of-pocket expenses incurred by Prima in the process.

The Company shall have the right to cancel this Agreement and terminate the Consultant's services hereunder at anytime for material violation of the terms of this Agreement by the Consultant. In any such case of discharge, cancellation, and termination, written notice thereof shall be given to the Consultant and shall be effective as of the date mailed in accordance with this Agreement or, if delivered, upon delivery to the Consultant. Should the Company fail to pay the Consultant all or any part of the compensation set forth in Section IV of this Agreement on the due date, the Consultant, at the Consultant's option, may terminate this Agreement if the failure is not remedied by the Company within thirty (30) days from the date payment is due.

This agreement constitutes the entire agreement between us, and it may not be modified except in writing signed by all parties hereto. This agreement shall be governed by and construed in accordance with the laws of the State of California. Any dispute arising from the interpretation, validity or performance of this agreement or any of its terms and provisions shall be submitted to binding arbitration before the American Arbitration Association in the State of California. Should action be brought to enforce this agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorney's fees.

Time is of the essence.

If the foregoing meets with your approval, please sign and date the enclosed copy of this letter and return it to the undersigned.

AGREED:

PRIMA CONSULTING GROUP, INC.     Vital Living, Inc.

By:__________________________     By:__________________________

Demetri Argyropoulos               Brad Edson
President/Chief Executive Officer  Chief Executive Officer

Date:_______________________       Date:_______________________